Exhibit 99.1

PMC-Sierra Reports First Quarter 2006 Results

    SANTA CLARA, Calif.--(BUSINESS WIRE)--April 20, 2006--PMC-Sierra (Nasdaq:PMCS):

    Revenues in Q1/06 Increase 13% Sequentially; Non-GAAP EPS of $0.08 Fully Diluted




    --  Q1 Net Revenues:        $ 87.8 million

    --  Q1 Non-GAAP Net Income: $ 16.3 million or $0.08 per share
                                (fully diluted)

    --  Q1 GAAP Net Loss:       $(14.3) million or $(0.08) per share
                                (fully diluted)



    PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of high-speed broadband communications and storage semiconductors, today reported results for the first quarter ending April 2, 2006.
    Net revenues in the first quarter of 2006 were $87.8 million, an increase of 13% compared with $77.6 million in the fourth quarter of 2005 and 33% higher than in the first quarter of 2005. The revenues in the first quarter of 2006 include $8.8 million in revenue from the acquisition of the Avago storage semiconductor business, which closed on February 28th 2006.
    Net income in the first quarter of 2006 on a non-GAAP basis was $16.3 million (non-GAAP diluted earnings per share of $0.08) compared with non-GAAP net income of $12.8 million (non-GAAP diluted earnings per share of $0.07) in the fourth quarter of 2005. GAAP net loss in the first quarter of 2006 was $14.3 million (GAAP diluted loss per share of $0.08) which includes stock-based compensation expense due to the implementation of SFAS 123(R), acquisition-related costs and in-process research and development related to the purchase of the storage semiconductor business from Avago Technologies, and gain on sale of investments. Net income prior to fiscal 2006 did not include stock-based compensation expense. GAAP net income in the fourth quarter of 2005 was $18.2 million (GAAP diluted earnings per share of $0.10).
    For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the schedule on page 6 of this release. The Company believes the additional non-GAAP measures provided are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used to plan for the Company's future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.
    "In the first quarter, we completed the acquisition of the storage semiconductor business from Avago. Our teams are working very efficiently as we integrate operations and product roadmaps with the help of our customers," said Bob Bailey, chairman and chief executive officer of PMC-Sierra. "We also experienced improving trends in the Service Provider market in the first quarter and we're focused on closing and integrating the announced acquisition of Passave, a market leader in Fiber To The Home semiconductors."

    Company announcements in Q1 2006 and subsequent include:

    -- Storage Semiconductor Business Acquisition: PMC-Sierra announced the completion of the acquisition of the storage semiconductor business from Avago Technologies for approximately $425 million in cash. The acquisition of the storage semiconductor business strengthens PMC-Sierra's position in the storage market and allows the Company to provide more complete end-to-end enterprise storage silicon solutions. The acquired business is a technology leader in Fibre Channel protocol controllers with its Tachyon(R) product line and is developing next-generation controllers supporting Fibre Channel and SAS/SATA/iSCSI storage systems as well as other storage-related products.

    -- Fiber To The Home Access Acquisition: On April 4th 2006, PMC-Sierra announced that it had entered into a definitive agreement to acquire Passave, Inc., a leading developer of system-on-chip semiconductor solutions for the Fiber To The Home (FTTH) semiconductor market. The acquisition price of approximately $300 million is expected to be paid through the issuance of PMC-Sierra common stock. The deal is expected to close within April 2006 and is conditioned upon the receipt of normal governmental rulings.

    First Quarter 2006 Conference Call

    Management will review the first quarter 2006 results and provide guidance for the second quarter of 2006 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on April 20, 2006. To listen to the call, investors can access an audio webcast of the conference call on the Financial Events and Calendar section at http://investor.pmc-sierra.com/. A replay of this webcast will be posted and available two hours after the conference call has been completed. To listen to the conference call live by telephone, please dial 719-457-2601 approximately ten minutes before the start time. A telephone replay will be available 15 minutes after the completion of the call and can be accessed by dialing 719-457-0820 (replay access code is 8154220). A replay of the webcast will be available for five business days.

    Second Quarter 2006 Conference Call

    PMC-Sierra is planning on releasing its results for the second quarter of 2006 on July 20th. A conference call will be held on the day of the release to review the quarter and provide an outlook for the third quarter of 2006.

    Safe Harbor Statement

    PMC-Sierra's forward-looking statements are subject to risks and uncertainties. Actual results may differ from these projections. The Company's SEC filings describe more fully the risks associated with the Company's business including PMC-Sierra's limited revenue visibility due to variable customer demands, orders with short delivery lead times, customer concentration, and uncertainties relating to the purchase of the storage semiconductor business from Avago and the acquisition of Passave and the impact of these transactions on PMC-Sierra's business. The Company does not undertake any obligation to update the forward-looking statements.

    About PMC-Sierra

    PMC-Sierra(TM) is a leading provider of broadband communications and storage semiconductors for enterprise, access, metro, storage, wireless infrastructure, laser printers and customer premises equipment. The company offers worldwide technical and sales support, including a network of offices throughout North America, Europe and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol and is included in the S&P 500 Index. For more information, visit www.pmc-sierra.com.

    (C) Copyright PMC-Sierra, Inc. 2006. All rights reserved. Tachyon is a registered trademark of PMC-Sierra, Inc. PMC, PMCS, PMC-Sierra, and "Thinking You can Build On" are trademarks of PMC-Sierra, Inc. All other trademarks are the property of the respective owners.



                           PMC-Sierra, Inc.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except for per share amounts)

                                             Three Months Ended
                                       -------------------------------
                                                 (unaudited)
                                         Apr 2,     Dec 31,    Apr 3,
                                          2006       2005       2005

Net revenues                           $ 87,781  $   77,556  $ 66,111

Cost of revenues                         26,625      19,839    19,621
                                        --------  ----------  --------
 Gross profit                            61,156      57,717    46,490


Other costs and expenses:
 Research and development                33,749      30,643    31,416
 Selling, general and administrative     19,593      14,968    13,004
 Amortization of purchased intangible
  assets                                  2,110           -         -
 In-process research and development     14,800           -         -
 Restructuring costs and other charges     (738)          -       868
                                        --------  ----------  --------
(Loss) income from operations            (8,358)     12,106     1,202

Other income (expense):
 Interest income, net                     3,566       4,044     2,685
 Foreign exchange gain (loss)                13         197      (590)
 Loss on extinguishment of debt and
  amortization of debt issue costs         (242)       (175)   (1,634)
 Gain on sale of investments              1,849           -     1,439
                                        --------  ----------  --------
(Loss) income before (provision for)
 recovery of income taxes                (3,172)     16,172     3,102

(Provision for) recovery of income
 taxes                                  (11,161)      2,073       175
                                        --------  ----------  --------
Net (loss) income                      $(14,333) $   18,245  $  3,277
                                        ========  ==========  ========

Net (loss) income per common share -
 basic                                 $  (0.08) $     0.10  $   0.02

Net (loss) income per common share -
 diluted                               $  (0.08) $     0.10  $   0.02

Shares used in per share calculation -
 basic                                  187,218     185,703   182,192
Shares used in per share calculation -
 diluted                                187,218     188,805   188,678



  As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for net income and net income per share in its press release.

  A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.


                           PMC-Sierra, Inc.
    Reconciliation of GAAP net (loss) income to Non-GAAP net income
             (in thousands, except for per share amounts)
                              (unaudited)

                                               Three Months Ended
                                         -----------------------------
                                           Apr 2,    Dec 31,   Apr 3,
                                          2006 (1)  2005 (2)  2005 (3)

GAAP net (loss) income                   $(14,333) $ 18,245  $  3,277

Included in Cost of revenues:
 Stock-based compensation                     423         -         -
 Acquisition-related costs                  3,273         -         -

Included in Other costs and expenses:
 Stock-based compensation                   5,478         -         -
 Acquisition-related costs                    222         -         -
 Amortization of intangible assets          2,110         -         -
 In-process research and development       14,800         -         -
 Restructuring costs and other charges       (738)        -       868

Included in Other income (expense):
 Loss on extinguishment of debt                 -         -     1,618
 Gain on sale of investments               (1,849)        -    (1,439)
 Foreign exchange (gain) loss on
  Canadian taxes                             (113)     (167)      710

Included in (Provision for) recovery of
 income taxes :
 Recovery of prior year income taxes            -    (5,274)     (998)
 Withholding and other taxes on
  repatriation of funds                     7,036         -         -
 Income tax effect of above items              38         -      (150)
                                          --------  --------  --------
Non-GAAP net income                      $ 16,347  $ 12,804  $  3,886
                                          ========  ========  ========

Non-GAAP net income per share - diluted  $   0.08  $   0.07  $   0.02

Shares used to calculate non-GAAP net
 income per share - diluted               196,674   188,805   188,678

Non-GAAP adjustments

(1) $5.9 million stock-based compensation expense; $3.5 million acquisition-related costs comprised of a $2.8 million purchase accounting adjustment to inventory and $0.5 million in additional contractor costs included in Cost of revenues, and $0.2 million relocation expenses included in Selling, General and administrative expenses; $2.1 million amortization of purchased intangible assets and a $14.8 million charge for in-process research and development from the purchase of the Avago Storage Semiconductor Business; $0.7 million net reduction in restructuring comprised of $2.3 million reversal of provision for excess facilities and $1.6 million additional severance; $1.8 million net gain on sale of investments; $0.1 million foreign exchange gain on Canadian taxes; $7.0 million withholding and other taxes on repatriation of funds; and the income tax effect of these non-GAAP adjustments.

(2) $0.2 million foreign exchange gain on Canadian taxes and $5.3 million excess R&D tax credits.

(3) $0.9 million restructuring costs relating to workforce reduction, $1.6 million loss on extinguishment of debt, $1.4 million gain on sales of investments, $1.0 million reversal of state income tax, $0.7 million foreign exchange loss on Canadian taxes and $0.2 million income tax effect related to these non-GAAP adjustments.



                           PMC-Sierra, Inc.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)

                                                   Apr 2,     Dec 31,
                                                    2006       2005

ASSETS:
Current assets:
 Cash and short-term investments                 $ 202,603  $ 627,476
 Accounts receivable, net                           45,038     31,799
 Inventories, net                                   25,603     14,046
 Prepaid expenses and other current assets          31,835     13,630
                                                  ---------  ---------
   Total current assets                            305,079    686,951

Other investments and assets                        11,852     16,390
Property and equipment, net                         18,324     10,981
Goodwill                                           246,261      7,907
Intangible assets, net                             170,708      5,575
Deposits for wafer fabrication capacity              5,145      5,145
                                                  ---------  ---------
                                                 $ 757,369  $ 732,949
                                                  =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                                $  26,800  $  21,507
 Accrued liabilities                                49,114     40,619
 Income taxes payable                               40,118     33,087
 Accrued restructuring costs                        12,100     15,233
 Deferred income                                    12,212     11,004
                                                  ---------  ---------
   Total current liabilities                       140,344    121,450

2.25% Senior convertible notes due October 15,
 2025                                              225,000    225,000
Deferred taxes and other tax liabilities            29,090     29,090

PMC special shares convertible into 2,180 (2005
 - 2,459) shares of common stock                     2,830      3,362

Stockholders' equity
 Capital stock and additional paid in capital      940,267    919,055
 Accumulated other comprehensive income                902      1,723
 Accumulated deficit                              (581,064)  (566,731)
                                                  ---------  ---------
   Total stockholders' equity                      360,105    354,047
                                                  ---------  ---------
                                                 $ 757,369  $ 732,949
                                                  =========  =========



                           PMC-Sierra, Inc.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                   Three Months Ended
                                                  --------------------
                                                    April 2,  April 3,
                                                     2006      2005

Cash flows from operating activities:
 Net (loss) income                                $ (14,333) $  3,277
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Stock-based compensation                            5,901         -
  Depreciation and amortization                       5,412     3,224
  In-process research and development                14,800         -
  Loss on extinguishment of debt                          -     1,618
  Gain on sale of investments                        (1,849)   (1,255)
  Gain on disposal of property and equipment              -      (184)
  Changes in operating assets and liabilities:
   Accounts receivable                              (13,239)   (4,015)
   Inventories                                         (837)       20
   Prepaid expenses and other current assets        (19,310)   (2,607)
   Accounts payable and accrued liabilities           7,045     2,028
   Income taxes payable                               7,569       769
   Accrued restructuring costs                       (3,133)     (996)
   Deferred income                                    1,208       766
                                                   ---------  --------
    Net cash (used in) provided by operating
     activities                                     (10,766)    2,645
                                                   ---------  --------

Cash flows from investing activities:
 Acquisition of business                           (431,231)        -
 Purchases of short-term available-for-sale
  investments                                             -   (66,950)
 Proceeds from sales and maturities of short-term
  available-for-sale investments                    173,010   141,084
 Proceeds from sales and maturities of long-term
  available-for-sale investments in bonds and
  notes                                                   -    16,396
 Purchases of investments and other assets                -    (2,000)
 Proceeds from sale of investments and other
  assets                                              5,118     3,284
 Proceeds from refund of wafer fabrication
  deposits                                                -     1,634
 Purchases of property and equipment                 (2,483)   (1,085)
 Purchase of intangible assets                         (587)     (335)
                                                   ---------  --------
    Net cash (used in) provided by investing
     activities                                    (256,173)   92,028
                                                   ---------  --------

Cash flows from financing activities:
 Repurchase of convertible subordinated notes             -   (70,177)
 Proceeds from issuance of common stock              14,780     8,198
                                                   ---------  --------
    Net cash provided by (used in) financing
     activities                                      14,780   (61,979)
                                                   ---------  --------

Net (decrease) increase in cash and cash
 equivalents                                       (252,159)   32,694
Cash and cash equivalents, beginning of the
 period                                             405,566   121,276
                                                   ---------  --------
Cash and cash equivalents, end of the period      $ 153,407  $153,970
                                                   =========  ========

    CONTACT: PMC-Sierra, Inc.
             Alan Krock, 408-988-1204
             or
             David Climie, 408-988-8276
             or
             Susan Shaw, 408-988-8515